Exhibit 99.1
news release

Contacts:
Media Inquiries	Investor Inquiries
Robert Guenther	Sujal Shah
610-712-1514 (office)	610-712-5471 (office)
rguenther@agere.com	sujal@agere.com
AGERE REPORTS GAAP EARNINGS OF $16 MILLION, OR 9 CENTS PER SHARE
FOR RELEASE: THURSDAY, JANUARY 25, 2007
     ALLENTOWN, Pa. — Agere Systems (NYSE: AGR) today reported GAAP net income of $16 million, or $0.09 per share, for the first quarter of fiscal 2007 ended December 31, 2006, compared to a GAAP net loss of $19 million, or $0.11 per share, in the year ago quarter.
     Richard Clemmer, President and CEO of Agere, said, “Agere turned in solid bottom-line performance in the first quarter of fiscal 2007, reflecting a major turnaround from a year ago. During my 15 months as CEO, Agere has made tremendous strides as we executed on our three-phase turnaround plan. In phase one, we energized our three businesses through new leadership and developed a corporate vision and strategy. In phase two, we narrowed our investment areas, focused our resources on the markets where we have the technology and customers to win, and implemented and executed on a process to reduce costs throughout our business. As a result, we have improved profitability and have a solid baseline of products and design wins to generate future revenue growth for phase three and beyond, beginning in the June quarter.”
     On a Non-GAAP* basis, Agere’s net income was $32 million, or $0.19 cents per share, compared to $16 million, or $0.09 cents per share, in the comparable period in fiscal 2006. For the quarter ending December 31, 2006, Agere’s revenues were $372 million.
     The following chart shows quarterly revenue, including revenue from the licensing of intellectual property, by business segment:

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	Quarter Ended
	Dec 31	Dec 31	Sep 30
($ in millions)	2006	2005	2006
Storage	$128	$173	$146
Mobility	123	90	104

Consumer segment	251	263	250
Networking segment	121	140	138

Total	$372	$403	$388
Company Highlights
     Recent highlights include:
•	Agere entered into a definitive merger agreement with LSI Logic. In the merger, each share of Agere common stock would be converted into the right to receive 2.16 shares of LSI common stock. Agere believes the combined company, which will operate under the LSI name, will be better able to invest in its businesses, compete for new business, and create shareholder value than either company could on its own.

•	Storage announced the new BluOnyx™ mobile content server, a new product category, that incorporates intellectual property from all three of Agere’s businesses.

•	Mobility introduced the TrueNTRY™ X122 platform, a low-cost platform that makes CD-quality music possible on entry-level mobile phones.

•	In Networking, Samsung chose Agere’s TrueONE™ solutions for its home media servers and gateways enabling mobile and broadband in the home.
Outlook
     Due to the pending merger, Agere is not providing detailed guidance for the March quarter. However, as a stand-alone entity, the company expects revenues and EPS in the March quarter to be roughly flat with the December quarter. The company continues to expect to be on target for phase three of the Agere turnaround with revenue growth beginning in the June quarter.

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Earnings Webcast
     Agere Systems will host a conference call today at 8:30 a.m. EST to discuss its financial results and outlook. To listen to the conference call via the Internet, visit http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
About Agere Systems
     Agere Systems is a global leader in semiconductors and software solutions for storage, mobility and networking markets. The company’s products enable a broad range of services and capabilities, from cell phones, PCs and hard disk drives to the world’s most sophisticated wireless and wireline networks. Agere’s customers include top manufacturers of consumer electronics and communications and computing equipment. Agere works to transform the performance of networks and consumer electronics by integrating systems knowledge and leading technology that enable people to stay connected — perfecting the connected lifestyle.
About Non-GAAP Financial Measures
     * Non-GAAP financial measures exclude gain or loss from the sale of, and income or loss from, discontinued operations; restructuring-related charges included in costs; primarily increased depreciation; certain other non-cash charges including equity compensation; net restructuring and other charges; purchased in-process research and development charges, amortization of acquired intangible assets, net gain or loss from the sale of operating assets, certain tax adjustments, cumulative effect of accounting changes, and certain nonrecurring charges. Reconciliations of non-GAAP financial measures used in this press release to corresponding GAAP amounts are attached.
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Agere, Agere Systems, and the Agere Systems logo are registered trademarks and BluOnyx, TrueNTRY and TrueONE are trademarks of Agere Systems Inc.
This release contains forward-looking statements based on information currently available to Agere. Agere’s actual results could differ materially from the results stated or implied by those forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, our reliance on major customers and suppliers, our ability to keep pace with technological change, our dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, and general industry and market conditions. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September

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30, 2006. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication may be deemed to be solicitation material in respect of the proposed transaction between Agere Systems Inc. (“Agere”) and LSI Logic Corporation (“LSI”). In connection with the proposed transaction, LSI has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”), which includes a preliminary proxy-statement/prospectus and related materials to register the shares of LSI common stock to be issued in the merger, and LSI and Agere plan to file with the SEC and mail to their respective stockholders a definitive Joint Proxy Statement/Prospectus relating to the proposed transaction. THE REGISTRATION STATEMENT CONTAINS, AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN AVAILABLE WILL CONTAIN, IMPORTANT INFORMATION ABOUT LSI, AGERE, THE TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN AVAILABLE, CAREFULLY. Investors and security holders may obtain free copies of the Registration Statement, the Joint Proxy Statement/Prospectus and other documents filed with the SEC by LSI and Agere through the website maintained by the SEC at http://www.sec.gov. In addition, free copies of the Registration Statement, the Joint Proxy Statement/Prospectus and other documents may be obtained on the Agere website at http://www.agere.com and on the LSI website at http://www.lsi.com. The Registration Statement, the Joint Proxy Statement/Prospectus and other relevant documents may also be obtained free of charge from Agere by directing such request to Investor Relations, Agere Systems Inc., 1110 American Parkway N.E., Allentown, Pennsylvania 18109 and from LSI by directing such request to Investor Relations, LSI Logic Corporation, 1621 Barber Lane, Milpitas, California 95035. The contents of the websites referenced above are not deemed to be incorporated by reference into the Registration Statement or the Joint Proxy Statement/Prospectus. Agere, LSI and their respective officers, directors and employees may be deemed to be participants in the solicitation of proxies from their respective stockholders with respect to the proposed transaction. Information regarding the interests of these officers, directors and employees in the proposed transaction will be included in the Joint Proxy Statement/Prospectus.
Cautionary Statement Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about future financial and operating results; benefits of the transaction to customers, shareholders and employees; potential synergies and cost savings resulting from the transaction; the ability of the combined company to drive growth and expand customer and partner relationships and other statements regarding the proposed transaction. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if LSI and Agere do not each receive required shareholder approval or the parties fail to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which LSI or Agere expresses an expectation or belief as to future results, such expectation or belief

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is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the LSI and Agere shareholders to approve the proposed merger; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees; and other economic, business, competitive, and/or regulatory factors affecting the businesses of LSI and Agere generally, including those set forth in the filings of LSI and Agere with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of their respective annual reports on Form 10-K and quarterly reports on Form 10-Q, their current reports on Form 8-K and other SEC filings. LSI and Agere are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.

Agere Systems Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in millions except per share amounts)

	Quarter Ended
	Dec 31	Sep 30	Dec 31
	2006	2006	2005
Revenue	$372	$388	$403
Costs	198	202	210

Gross profit — $	174	186	193
Gross profit — %	46.8%	47.9%	47.9%
Operating Expenses
Selling, general and administrative	45	48	61
Research and development	104	101	119
Amortization of acquired intangible assets	1	1	1
Restructuring and other charges — net	4	22	31
Gain on sale of operating assets — net	—	—	(1)

Total operating expenses	154	172	211

Operating Income (Loss)	20	14	(18)
Other income — net	5	7	6
Interest expense	6	6	7

Income (Loss) before income taxes	19	15	(19)
Provision for income taxes	3	1	4

Income (Loss) from continuing operations	16	14	(23)
Income from operations of discontinued business	—	—	4
Cumulative effect of accounting change (net of tax)	—	(1)	—

Net Income (Loss)	$16	$13	$(19)

Basic income (loss) per share information
Income (loss) from continuing operations	$0.10	$0.08	$(0.13)
Income from discontinued operations	—	—	0.02

Net income (loss)	$0.10	$0.08	$(0.11)

Weighted average shares outstanding — (in millions)	167	169	181

Diluted income (loss) per share information
Income (loss) from continuing operations	$0.09	$0.08	$(0.13)
Income from discontinued operations	—	—	0.02

Net income (loss)	$0.09	$0.08	$(0.11)

Weighted average shares outstanding — (in millions)	170	170	181

Agere Systems Inc.
Reconciliation of Non-GAAP to Unaudited GAAP Measures
(Dollars in millions except per share amounts)

	Quarter Ended
	Dec 31	Sep 30	Dec 31
	2006	2006	2005
Reconciliation of Non-GAAP Net Income to Net Income (Loss)
Non-GAAP Net Income	$32	$51	$16
Restructuring related charges, including increased depreciation	—	(1)	—
Stock-based compensation expenses (excludes $2 included in restructuring and other charges - net in Q1 2006)	(11)	(10)	(8)
Amortization of acquired intangible assets	(1)	(1)	(1)
Restructuring and other charges — net	(4)	(22)	(31)
Gain on sale of operating assets — net	—	—	1
Taxes excluded from Non-GAAP	—	(3)	—
Income from operations of discontinued business	—	—	4
Cumulative effect of accounting change (net of taxes)	—	(1)	—

Net Income (Loss)	$16	$13	$(19)

Reconciliation of Non-GAAP Net Income Per Share to Net Income (Loss) Per Share
Non-GAAP Net Income per share- diluted	$0.19	$0.30	$0.09
Restructuring related charges, including increased depreciation	—	(0.01)	—
Stock-based compensation expenses (excludes $0.01 included in restructuring and other charges - net in Q1 2006)	(0.07)	(0.06)	(0.04)
Amortization of acquired intangible assets	(0.01)	(0.00)	(0.01)
Restructuring and other charges — net	(0.02)	(0.13)	(0.17)
Gain on sale of operating assets — net	—	—	0.00
Taxes excluded from Non-GAAP	—	(0.02)	—
Income from operations of discontinued business	—	—	0.02
Cumulative effect of accounting change (net of taxes)	—	(0.00)	—

Net Income (Loss) per share- diluted	$0.09	$0.08	$(0.11)

Agere Systems Inc.
Unaudited Condensed Consolidated Balance Sheets
(Dollars in Millions)

	Dec 31	Sep 30
	2006	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$456	$406
Accounts receivable	242	243
Inventories	81	116
Other current assets	46	33

TOTAL CURRENT ASSETS	825	798
Property, plant and equipment — net	391	402
Goodwill	196	196
Acquired intangible assets — net	8	10
Other assets	69	91

TOTAL ASSETS	$1,489	$1,497

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$127	$152
Other current liabilities	194	223

TOTAL CURRENT LIABILITIES	321	375
Long-term debt	362	362
Other liabilities	435	458

TOTAL LIABILITIES	1,118	1,195

STOCKHOLDERS’ EQUITY	371	302

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,489	$1,497

Agere Systems Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(Dollars in Millions)

	Quarter Ended
	Dec 31	Sep 30
	2006	2006
OPERATING ACTIVITIES
Net income	$16	$13
Less: Cumulative effect of accounting change	—	(1)

Income from Continuing Operations	16	14

Adjustments to reconcile net income to net cash used by operating activities:

Restructuring and other charges — net of cash payments	(7)	5
Depreciation and amortization	25	29
Pension plan contributions	—	(31)
Decrease (increase) in receivables	1	(28)
Decrease in inventories	30	17
Decrease in accounts payable	(27)	(18)
Other operating activities — net	(19)	(14)

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	19	(26)

INVESTING ACTIVITIES

Capital expenditures	(10)	(7)
Other investing activities — net	13	—

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	3	(7)

FINANCING ACTIVITIES

Purchase of treasury stock	—	(55)
Other financing activities — net	28	4

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	28	(51)

Net increase (decrease) in cash and cash equivalents	50	(84)

Cash and cash equivalents at beginning of period	406	490

Cash and cash equivalents at end of period	$456	$406